UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2008

Bimini Capital Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 18, 2008, Mr. W. Christopher Mortenson resigned from the Board of Directors (the “Board”) of Bimini Capital Management, Inc. (the “Company”).  Mr. Mortenson’s resignation was not as a result of any disagreement on any matter relating to the Company’s operations, policies or practices.  As a result of Mr. Mortenson’s resignation, the Board is presently comprised of two directors, one of whom is an independent director.  Mr. Robert E. Cauley has been appointed Chairman of the Board effective December 18, 2008, and continues to serve as Chief Executive Officer of the Company.  Mr. Robert J. Dwyer has been appointed as Chair of the Board’s Compensation Committee effective December 18, 2008, and continues to serve as Chair of the Board’s Audit Committee and Corporate Governance and Nominating Committee.

On December 18, 2008, the Board appointed Mr. G. Hunter Haas, IV as President, Chief Investment Officer, Chief Financial Officer and Treasurer.  Previously, Mr. Haas served as Executive Vice President, Chief Investment Officer, Interim Chief Financial Officer and Treasurer.  Reflecting Mr. Haas’ new responsibilities, on December 18, 2008, the Compensation Committee approved an increase in Mr. Haas’ base salary to $400,000 per annum effective January 1, 2009.  Unlike 2008 when Mr. Haas’ cash compensation consisted of base salary and a guaranteed cash retention bonus, no such guaranteed retention bonus has been awarded for 2009.

On December 18, 2008, the Company entered into Severance Agreements with Messrs. Cauley and Haas (the “Severance Agreements”).  Unless extended in accordance with the terms of the Severance Agreements, the Severance Agreements will terminate on December 31, 2009.  The Severance Agreements provide that Messrs. Cauley and Haas will be entitled to certain Termination Benefits (as defined in the Severance Agreements) in the event that, during the term of the Severance Agreements, the Company terminates the executive’s employment with the Company without Cause (as defined in the Severance Agreements) or the executive resigns their employment with the Company and the executive has Good Reason (as defined in the Severance Agreements) to resign.  The Severance Agreements also include customary restrictive covenants binding upon Messrs. Cauley and Haas, including non-compete, confidentiality, non-solicitation and no hire covenants.

The foregoing description of the Severance Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

No.           Description
10.1           Severance Agreement, dated December 18, 2008, between Bimini Capital Management, Inc. and Robert E. Cauley.
10.2           Severance Agreement, dated December 18, 2008, between Bimini Capital Management, Inc. and G. Hunter Haas, IV.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2008	BIMINI CAPITAL MANAGEMENT, INC.

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer